                                                               Exhibit 99.(a)(2)

      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SCHEDULES

The Board of Directors and Stockholder
Farm Bureau Life Insurance Company

We have audited the consolidated balance sheets of Farm Bureau Life Insurance Company as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated February 4, 2005 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in
Item 24 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in 2004 the Company changed its method of accounting for guaranteed minimum death benefits and incremental death benefits on its variable annuities.

                                             /s/ Ernst & Young LLP


Des Moines, Iowa
February 4, 2005

                   SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                       THAN INVESTMENTS IN RELATED PARTIES
                       FARM BUREAU LIFE INSURANCE COMPANY

                                DECEMBER 31, 2004

                     COLUMN A                         COLUMN B            COLUMN C                COLUMN D
--------------------------------------------------   -----------   ----------------------   --------------------
                                                                                               AMOUNT AT WHICH
                                                                                            SHOWN IN THE BALANCE
                TYPE OF INVESTMENT                     COST (1)            VALUE                   SHEET
--------------------------------------------------   -----------   ----------------------   --------------------
                                                                   (DOLLARS IN THOUSANDS)
Fixed maturity securities, available for sale:
 Bonds:
   United States Government and agencies             $   304,378   $              309,738   $            309,738
   State, municipal and other governments                195,520                  200,810                200,810
   Public utilities                                      104,968                  112,745                112,745
   Corporate securities                                1,592,416                1,713,229              1,713,229
   Mortgage and asset-backed securities                1,469,382                1,507,073              1,507,073
 Redeemable preferred stock                               63,766                   72,440                 72,440
                                                     -----------   ----------------------   --------------------
      Total                                            3,730,430   $            3,916,035              3,916,035
                                                                   ======================

Equity securities, available for sale:
 Common stocks:
   Banks, trusts, and insurance companies                 51,707   $               67,048                 67,048
   Industrial, miscellaneous, and all other                1,996                    2,324                  2,324
 Nonredeemable preferred stocks                              440                      450                    450
                                                     -----------   ----------------------   --------------------
      Total                                               54,143   $               69,822                 69,822
                                                                   ======================

Mortgage loans on real estate                            524,737                                         521,237(2)
Derivative instruments                                         -                    3,242                  3,242
Investment real estate:
   Acquired for debt                                       1,273                                             655(2)
   Investment                                              8,786                                           8,786
Policy loans                                             155,379                                         155,379
Other long-term investments                                1,300                                           1,300
Short-term investments                                     6,655                                           6,655
                                                     -----------                            --------------------
Total investments                                    $ 4,482,703                            $          4,683,111
                                                     ===========                            ====================

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities and short-term investments; original cost for equity securities, derivative instruments and other long-term investments; unpaid principal balance for mortgage loans on real estate and policy loans, and original cost less accumulated depreciation for investment real estate.

(2) Amount not equal to cost (Column B) because of allowance for possible losses deducted from cost to determine reported amount.

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
                       FARM BUREAU LIFE INSURANCE COMPANY

              COLUMN A                    COLUMN B          COLUMN C          COLUMN D        COLUMN E
              --------                  ------------    -----------------   ------------    ------------
                                          DEFERRED        FUTURE POLICY
                                           POLICY       BENEFITS, LOSSES,                      OTHER
                                        ACQUISITION      CLAIMS AND LOSS      UNEARNED      POLICYHOLDER
                                         COSTS (1)          EXPENSES          REVENUES         FUNDS
                                        ------------    -----------------   ------------    ------------
                                                            (DOLLARS IN THOUSANDS)
December 31, 2004:
   Traditional annuity-exclusive
      distribution                      $     66,638    $       1,750,821   $          -    $    368,817
   Traditional and universal life
      insurance                              170,630            1,671,208         10,963         169,180
   Variable                                  117,533              197,194         17,249               -
   Corporate and other                             -               66,424              -               -
   Impact of unrealized gains/losses         (17,918)                   -           (660)              -
                                        ------------    -----------------   ------------    ------------
   Total                                $    336,883    $       3,685,647   $     27,552    $    537,997
                                        ============    =================   ============    ============

December 31, 2003:
   Traditional annuity-exclusive
      distribution (4)                  $     54,663    $       1,582,979   $          -    $    351,754
   Traditional annuity-independent
      distribution (4)                             -                    -              -               -
   Traditional and universal life
      insurance                              160,958            1,629,796         11,512         158,203
   Variable                                  114,513              191,177         17,646               -
   Corporate and other                             -               65,620              -               -
   Impact of unrealized gains/losses         (15,513)                   -           (847)              -
                                        ------------    -----------------   ------------    ------------
   Total                                $    314,621    $       3,469,572   $     28,311    $    509,957
                                        ============    =================   ============    ============

December 31, 2002:
   Traditional annuity-exclusive
      distribution (4)                  $     43,978    $       1,386,026    $         -    $    321,046
   Traditional annuity-independent
      distribution (4)                       147,082            1,404,825              -               -
   Traditional and universal life
      insurance                              177,108            1,799,060         12,998         141,067
   Variable                                  121,021              173,509         18,310               -
   Corporate and other                             -               62,283              -               -
   Impact of unrealized gains/losses         (40,688)                   -           (804)              -
                                        ------------    -----------------   ------------    ------------
   Total                                $    448,501    $       4,825,703   $     30,504    $    462,113
                                        ============    =================   ============    ============

                     COLUMN A                         COLUMN F        COLUMN G         COLUMN H         COLUMN I         COLUMN J
                     --------                        ---------    ---------------   --------------    -------------    ------------
                                                                                                       AMORTIZATION
                                                                                       BENEFITS,       OF DEFERRED
                                                                                    CLAIMS, LOSSES        POLICY          OTHER
                                                      PREMIUM     NET INVESTMENT    AND SETTLEMENT     ACQUISITION      OPERATING
                                                      REVENUE        INCOME (2)        EXPENSES          COSTS (1)     EXPENSES (3)
                                                     ---------    ---------------   --------------    -------------    ------------
December 31, 2004:
   Traditional annuity-exclusive distribution        $     754    $       134,014   $       92,023    $       4,998    $     11,950
   Traditional and universal life insurance            161,039            122,014          158,272           12,934          43,899
   Variable                                             35,325             12,848           17,859            7,116          22,114
   Corporate and other                                     480              1,324              405                -           5,989
   Impact of realized gains/losses                         (45)                 -                -              307             177
                                                     ---------    ---------------   --------------    -------------    ------------
   Total                                             $ 197,553    $       270,200   $      268,559    $      25,355    $     84,129
                                                     =========    ===============   ==============    =============    ============

December 31, 2003:
   Traditional annuity-exclusive distribution (4)    $     486    $       131,683   $       89,304    $       5,147    $     12,881
   Traditional annuity-independent distribution (4)      5,582            103,594           85,638           20,070           2,366
   Traditional and universal life insurance            172,075            141,034          175,401           13,441          43,155
   Variable                                             34,986             13,483           18,602            6,222          23,729
   Corporate and other                                     566              3,454              246                -           6,198
   Impact of realized gains/losses                           5                  -             (124)             (88)            122
                                                     ---------    ---------------   --------------    -------------    ------------
   Total                                             $ 213,700    $       393,248   $      369,067    $      44,792    $     88,451
                                                     =========    ===============   ==============    =============    ============

December 31, 2002:
   Traditional annuity-exclusive distribution (4)    $     651    $       123,174   $       87,932    $       2,599    $     11,908
   Traditional annuity-independent distribution (4)      1,049             61,795           38,279            6,410           1,186
   Traditional and universal life insurance            164,858            146,589          173,467            5,639          42,898
   Variable                                             33,834             11,909           17,582            7,847          22,871
   Corporate and other                                     493              4,347              346               15           6,493
   Impact of realized gains/losses                          82                  -               10             (877)         (1,170)
                                                     ---------    ---------------   --------------    -------------    ------------
   Total                                             $ 200,967    $       347,814   $      317,616    $      21,633    $     84,186
                                                     =========    ===============   ==============    =============    ============

(1) Beginning in 2004, deferred sales inducements are reported separately on the consolidated balance sheet and the amortization of deferred sales inducements is included as a component of interest sensitive product benefits. Prior to 2004, deferred sales inducements and the related amortization were recorded with deferred policy acquisition costs. The amounts for 2003 and 2002 have been reclassified to conform to the 2004 presentation.
(2) Net investment income is allocated to the segments based upon the investments held by the respective segment.
(3) Expenses have been allocated using one of two methodologies, depending on the nature of the expense. Direct expenses, such as those incurred by our underwriting and policy administration departments, and other expenses for which there is a reliable basis for allocation are allocated based upon time studies and cost analysis performed by the respective departments. The remaining indirect expenses are allocated in proportion to the equity of each segment.
(4) Beginning in 2004, amounts previously reported in the traditional annuity segment are now reported in either the traditional annuity - exclusive distribution segment or the traditional annuity - independent distribution segment. See Note 12 to the consolidated financial statements for more information.

                            SCHEDULE IV - REINSURANCE
                       FARM BUREAU LIFE INSURANCE COMPANY

          COLUMN A                  COLUMN B          COLUMN C          COLUMN D         COLUMN E           COLUMN F
          --------              ---------------   ---------------   ---------------   ---------------    ---------------
                                                                     ASSUMED FROM                          PERCENT OF
                                                  CEDED TO OTHER        OTHER                                AMOUNT
                                  GROSS AMOUNT       COMPANIES        COMPANIES         NET AMOUNT       ASSUMED TO NET
                                ---------------   ---------------   ---------------   ---------------    ---------------
                                                                (DOLLARS IN THOUSANDS)
Year ended December 31, 2004:
    Life insurance in force,
      at end of year            $    33,362,694   $     6,224,766   $       118,978   $    27,256,906                0.4%
                                ===============   ===============   ===============   ===============    ===============
    Insurance premiums and
      other considerations:
      Interest sensitive
        product charges         $        70,437   $           488   $             -   $        69,949                  -%
      Traditional life
        insurance premiums              141,586            14,670               208           127,124                0.2
      Accident and health
        premiums                         14,078            13,598                 -               480                  -
                                ---------------   ---------------   ---------------   ---------------    ---------------
                                $       226,101   $        28,756   $           208   $       197,553                0.1%
                                ===============   ===============   ===============   ===============    ===============

Year ended December 31, 2003:
    Life insurance in force,
      at end of year            $    31,915,306   $     5,809,583   $        89,970   $    26,195,693                0.3%
                                ===============   ===============   ===============   ===============    ===============
    Insurance premiums and
      other considerations:
      Interest sensitive
        product charges         $        69,558   $         1,743   $        16,129   $        83,944               19.2%
      Traditional life
        insurance premiums              138,678            11,455             1,967           129,190                1.5
      Accident and health
        premiums                         15,141            14,575                 -               566                  -
                                ---------------   ---------------   ---------------   ---------------    ---------------
                                $       223,377   $        27,773   $        18,096   $       213,700                8.5%
                                ===============   ===============   ===============   ===============    ===============

Year ended December 31, 2002:
    Life insurance in force,
      at end of year            $    30,496,231   $     5,363,935   $     1,999,178   $    27,131,474                7.4%
                                ===============   ===============   ===============   ===============    ===============
    Insurance premiums and
      other considerations:
      Interest sensitive
        product charges         $        67,847   $         1,671   $        12,299   $        78,475               15.7%
      Traditional life
        insurance premiums              127,892             9,363             3,470           121,999                2.8
      Accident and health
        premiums                         16,249            15,756                 -               493                  -
                                ---------------   ---------------   ---------------   ---------------    ---------------
                                $       211,988   $        26,790   $        15,769   $       200,967                7.8%
                                ===============   ===============   ===============   ===============    ===============